                                                                Exhibit 23.1




                     Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-13307 and 333-28649) of Northwest Airlines
Corporation and Northwest Airlines, Inc. and in the related Prospectuses and in the Registration Statements on Form S-8 (Nos. 33-85220, 333-2652,
333-14445, 333-12571, and 333-46045) of our report dated January 25, 1998 with respect to the consolidated financial statements of Northwest Airlines Corporation included in this Current Report (Form 8-K) dated February 19, 1998.


                                       /s/ Ernst & Young LLP


Minneapolis, Minnesota
February 18, 1998